Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Evan Loh, M.D., Chief Executive Officer of Paratek Pharmaceuticals, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
1.The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or Section 15(d), of the Exchange Act; and
2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations the Company.
In Witness Whereof, the undersigned has set his hand hereto as of the 16th day of March, 2023.

/s/ EVAN LOH, M.D.

Evan Loh, M.D.
Chief Executive Officer
This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Paratek Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.